Exhibit 2.4

                  POST CLOSING AMENDMENT TO AGREEMENT OF MERGER


     THIS POST CLOSING AMENDMENT TO AGREEMENT OF MERGER (this "Agreement") is made and entered into as of the 31st day of May, 2000 by and between BLM-RH, Inc., a Delaware corporation and as successor by merger to Hatfield Inns, limited liability company, a Delaware limited liability company ("BLM"); Guy Hatfield, Dorothy Hatfield, William T. Groce, Jr. and Emily Groce, the former members of Hatfield Inns, limited liability company ("Hatfield") (collectively, the "Members"); and Buckhead America Corporation, a Delaware corporation ("Parent Corporation") (BLM and Parent Corporation are herein sometimes referred to collectively as "BAC").

                              W I T N E S S E T H :

     WHEREAS, the above parties entered into that certain Agreement of Merger dated as of March 11, 1997, as amended by that certain First Amendment to Agreement of Merger dated as of May 23, 1997, as further amended by that certain Second Amendment to Agreement of Merger dated as of September 17, 1997 (collectively, the "Merger Agreement"); and

     WHEREAS,  BAC has asserted  certain claims for damages against the Members:
(i) for alleged defects in the drivet system installed within three (3) of the Properties, namely the Dexter, Missouri, Sikeston, Missouri, and Lebanon, Kentucky locations; (ii) the Members' failure prior to Closing to cause Hatfield to have reached a final agreement with Tom Bachtold, Ltd., an architectural firm, in order to allow some or all of said Plans and Studies to be owned free of all claims; and (iii) Hatfield's failure to reflect a liability to Tom Bachtold, Ltd. on its books in connection with the said Plans and Studies (the "BAC Claims"); and, the Members have asserted certain claims against BAC and its directors, officers, affiliates, employees or agents for alleged fraud, breach of fiduciary or breach of contract duty in connection with the negotiation, modification, attempted modification, payment or non-payment, in whole or in part, of dividends on the Series A Preferred Stock, and (b) certain other claims previously asserted in writing (collectively these claims shall be referred to as the "Members' Claims"). (Hereinafter, the Members' Claims and the BAC claims shall be referred to collectively as the "Claims");

     WHEREAS, prior to the Closing pursuant to the Merger Agreement, Hatfield and its predecessors, subsidiaries and affiliates, who held or controlled title to the Properties, were at all times owned, directly or indirectly, and controlled by the Members;

     WHEREAS, Parent Corporation was at Closing and currently remains the sole owner and holder of all of the issued and outstanding stock of BLM;

     WHEREAS, BLM, the Members, and Parent Corporation desire to enter into this Agreement in order to set forth the terms upon which the Claims have been resolved between each and every one of them and, with respect solely to the Claims, release and remise one another (in consideration for the terms and conditions hereinafter set forth) from all actual or alleged violations, breaches, and other possible failures to perform arising solely in connection with the Claims;

     WHEREAS, the parties desire to amend the Merger Agreement and resolve the Claims as set forth hereinbelow.

     NOW THEREFORE, in consideration of the above premises, the mutual promises and covenants contained herein, Ten Dollars ($10.00) and other good and valuable consideration for this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Exchange of Series A Preferred Stock. The Members covenant and agree to deliver to Parent Corporation simultaneously with their execution hereof an original of a Unanimous Written Consent and Resolution executed by all of the holders of the Series A Preferred Stock in a form acceptable to BAC approving this Agreement and an exchange on a one (1) for one (1) basis of the outstanding shares of Series A Preferred Stock for a new series of preferred stock of Parent Corporation (the "Series B Preferred Stock") in accordance with the terms provided on Exhibit A attached hereto and incorporated herein by reference. As soon as practicable following the execution of this Agreement by all of the parties hereto, BAC shall cause the Certificate of Designation, Preferences and Rights of Series B Preferred Stock attached hereto as Exhibit A to be filed in the Office of the Secretary of State of the State of Delaware. Upon completion of the exchange of shares, Parent Corporation covenants and agrees that it shall cause the Certificate of Designation, Preferences and Rights of Series A Preferred Stock filed with the Office of the Secretary of State of the State of Delaware on October 23, 1997 to be withdrawn in its entirety by the filing of a Certificate of Elimination with the Delaware Secretary of State.

     2. Series A Preferred Stock - Accrued Dividends. Each Member, severally and not jointly, represents and warrants that (i) such Member is the sole owner of that number of shares set forth on Exhibit B attached hereto, (ii) such Member has not transferred any of its shares of Series A Preferred Stock issued to each of them (except the assignment and transfer of nine hundred (900) shares of the Series A Preferred Stock effective October 1, 1999, by Hatfield Inn Advisors, Limited Liability Company, a Delaware limited liability company to William T. Groce, Jr. and Emily Groce, joint tenants), (iii) there are no other parties in interest, including, without limitation, lenders, pledgees, secured parties, nominees, investors or otherwise, and no consent need be obtained by or for such Member to enter into this Agreement, and (iv) this Agreement shall not result in a violation of any agreement to which such Member is bound. In consideration of BAC's release of the BAC Claims against the Members pursuant to Section 3 hereof, the Members, respectively, agree that no portion of the dividends accrued, accumulated and/or declared but unpaid with respect to the Series A Preferred Stock issued to the Members shall be paid for any period preceding January 1, 2000 by BAC or any other party whomsoever, and do hereby waive, release  and  relinquish  any  rights  they  may  have  in and  to the  accrued, accumulated and/or declared but unpaid dividends. BAC and the Members acknowledge and agree that they will not take any reporting position in any federal, state or local income tax return or reporting which is inconsistent with the characterization of the merger contemplated by the Merger Agreement or


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

which is inconsistent with a tax free reorganization pursuant to Internal Revenue Code Section 368(a)(1)(A); however, the parties each acknowledge and agree that neither BLM, the Parent Corporation nor the Members shall have any responsibility to or liability for any interpretation taken by the Internal Revenue Service or any other federal, state or local authority which is inconsistent with said tax free reorganization.

     3. Releases. BAC, for itself, its employees, agents, officers, directors, principals, attorneys, successors and assigns, hereby remises, releases, acquits, satisfies and forever discharges the Members and their related, affiliated, subsidiary and parent companies, past and present, as well as any and all other past and present affiliates, assigns, officers, directors, employees, agents, trustees, heirs, beneficiaries, attorneys and representatives of the Members, of and from any and all past or present claims, demands, obligations, actions, causes of action, rights, damages, costs, expenses, profits or any other compensation or amounts of any nature whatsoever, whether known or unknown, in law or in equity, whether based in contract, tort or any other theory of recovery, and whether for compensatory, punitive or other damages, which BAC had, now has or may have, from the beginning of time, to the date of the execution of this Agreement by the parties, arising solely and exclusively out of the BAC Claims. The Members, for themselves, their employees, agents, officers, directors, principals, attorneys, successors and assigns, hereby remise, release, acquit, satisfy and forever discharge BAC and their related affiliated, subsidiary and parent companies, past and present, as well as any and all other past and present affiliates, assigns, officers, directors, employees, agents, trustees, heirs, beneficiaries, attorneys and representatives of BAC, of and from any and all past or present claims, demands, obligations, actions, causes of action, rights, damages, costs, expenses, profits or any other compensation or amounts of any nature whatsoever, whether known or unknown, in law or in equity, whether based in contract, tort or any other theory of recovery, and whether for compensatory, punitive or other damages, which the Members had, now have or may have, from the beginning of time, to the date of the execution of this Agreement by the parties, arising solely and exclusively out of the Members' Claims.

     4. Limited Rights to Sell Common Stock to Parent Corporation if Parent Corporation Requires Conversion of Series B Preferred Stock. In the event Parent Corporation exercises its right contained in Section 6(b) of Exhibit A attached hereto to cause the holders of Series B Preferred Stock to convert such shares into shares of common stock (a "Required Conversion"), then the terms and provisions of this Section 4 shall apply. At any time during the six-month period beginning on the ninetieth (90th) day following the Required Conversion Date (as defined in Section 6(b) of Exhibit A, the stockholder of record holding the shares of Series B Preferred Stock at the time of a Required Conversion may sell to Parent Corporation at a price equal to the Common Stock Price (as defined in Section 6(b) of Exhibit A), the shares of common stock of Parent Corporation received by such registered holder as a result of the Required Conversion, provided, however, (i) the holder exercising such right provide Parent Corporation with thirty (30) days written notice on or after the Required Conversion Date of such holder's intent to sell such common stock to Parent Corporation, setting forth in such notice the number of shares of common stock to be sold and the certificate number evidencing such shares (the "Notice Period"); and (ii) if required by Parent Corporation and allowed by all applicable law (including, without limitation, any applicable securities law), such holder shall make a good faith effort to sell such shares of common stock


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

in the open market during the Notice Period. In the event the holders are successful in selling any portion of such shares of common stock in the open market during the Notice Period, Parent Corporation shall pay such selling stockholders the difference, if any, by which the Common Stock Price exceeds the price for which the converted common stock was sold in the open market during the Notice Period. Any and all shares of common stock not so sold in the open market shall be repurchased from the selling Stockholder within ten (10) days of the end of the Notice Period by Parent Corporation, and the price of each Share shall be the Common Stock Price (as defined in Section 6(b) of Exhibit A).

     5. Limited Rights to Sell Common Stock to Parent Corporation. In the event any holder exercises the right contained in Section 5(a) of Exhibit A attached hereto to convert shares of Series B Preferred Stock into shares of common stock, then the terms and provisions of this Section 5 shall apply. At any time during the six-month period beginning on the business day next following the Default Conversion Date (as defined in Section 5(a) of Exhibit A attached hereto), the stockholder of record holding the shares of Series B Preferred Stock on the Default Conversion Date may sell to Parent Corporation at a price equal to the Default Conversion Value (as defined in Section 5(a) of Exhibit A hereto) the shares of common stock of Parent Corporation received by such registered holder as a result of the Default Conversion, provided, however, (i) the holder exercising such right shall provide Parent Corporation with 30 days written notice on or after the Default Conversion Date of such holder's intent to sell such common stock to Parent Corporation, setting forth in such notice the number of shares of common stock to be sold and the certificate number evidencing such shares (the "Section 5 Notice Period"); (ii) if required by Parent Corporation and allowed by all applicable law including, without limitation, any applicable securities law, such holder shall make a good faith effort to sell such shares of common stock in the open market during the Section 5 Notice Period; and (iii) the aggregate Default Conversion Value of such shares of Common Stock may not exceed the amount of unpaid dividends accumulated or declared but unpaid as of the Default Conversion Date with respect to Series B Preferred Stock owned by that holder. In the event the holders are successful in selling any portion of such shares of common stock in the open market during the
Section 5 Notice Period, Parent Corporation shall pay such selling stockholders the difference, if any, by which the Common Stock Price (as defined in Section 5(a) of Exhibit A hereto) exceeds the price for which the converted common stock was sold in the open market during the Section 5 Notice Period. If the holders sell any portion of such shares of common stock in the open market for a price greater than the Common Stock Price (as defined in Section 5(a) of Exhibit A hereto). Parent Corporation's obligation to purchase holders' remaining shares of common stock will not be affected in any manner. Any shares of common stock not so sold in the open market will be repurchased by Parent Corporation within ten (10) days of the end of the Section 5 Notice Period for the Common Stock Price (as defined in Section 5(a) of Exhibit A hereto).

     6. Definitions; Modification. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. Except as set forth above, the Merger Agreement shall remain unmodified and in full force and effect.

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

     7. Entire Agreement. This Agreement (including the exhibits hereto) together with the Merger Agreement shall constitute the entire agreement between the parties with respect to the transactions contemplated hereby and thereby, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or the Merger Agreement shall be of any force or effect.

     8. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     9. Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

     10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

     11. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

     12. Recitals and Preamble. The recitals and the preamble are incorporated herein as fully and with the same force and effect as if set forth herein at length.



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     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.


                             BUCKHEAD AMERICA CORPORATION


                             By:  /s/ Douglas C. Collins
                                  ---------------------------------------------
                             Its: CEO
                                  ---------------------------------------------


                             BLM-RH, INC.


                             By:  /s/ Douglas C. Collins
                                  ---------------------------------------------
                             Its: CEO
                                  ---------------------------------------------


                             FORMER MEMBERS OF HATFIELD INNS,
                             Limited Liability Company:



                             /s/ Guy Hatfield
                             ---------------------------------------------
                             Guy Hatfield


                             /s/ Dorothy Hatfield
                             ---------------------------------------------
                             Dorothy Hatfield


                             /s/ William T. Groce, Jr.
                             ---------------------------------------------
                             William T. Groce, Jr.


                             /s/ Emily Groce
                             ---------------------------------------------
                             Emily Hatfield


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